UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 18, 2014, we, through Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Griffin-American Healthcare REIT III, Inc., as General Partner; Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arranger and joint bookrunner; KeyBank National Association, as syndication agent; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lender named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $60,000,000, or the Line of Credit. On August 18, 2014, we also entered into separate revolving notes, or the Revolving Notes, with each of Bank of America, N.A. and KeyBank National Association, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement. The proceeds of loans made under the Line of Credit may be used for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and repayment of debt). Our operating partnership may obtain up to $20,000,000 in the form of standby letters of credit and up to the greater of $25,000,000 or 10.0% of the maximum principal amount in the form of swingline loans. The Line of Credit matures on August 18, 2017, and may be extended for two one-year periods during the terms of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee.

The maximum principal amount of the Credit Agreement may be increased by up to $290,000,000, for a total principal amount of $350,000,000, subject to (a) the terms of the Credit Agreement and (b) such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement.

At the option of our operating partnership, loans under the Credit Agreement bear interest at per annum rates equal to (a) (i) the Eurodollar Rate plus (ii) a margin ranging from 1.95% to 2.45% based on our operating partnership’s consolidated leverage ratio, or (b) (i) the greater of: (x) the prime rate publicly announced by Bank of America, (y) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% and (z) the one-month Eurodollar Rate (as defined in the Credit Agreement) plus 1.00%, plus (ii) a margin ranging from 0.75% to 1.25% based on our operating partnership’s consolidated leverage ratio. Accrued interest under the Credit Agreement is payable monthly.

We are required to pay a fee on the unused portion of the lenders’ commitments under the Credit Agreement at a per annum rate equal to 0.20% if the average daily used amount is greater than 50.0% of the commitments and 0.25% if the average daily used amount is less than or equal to 50.0% of the commitments.

The Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement imposes the following financial covenants, which are specifically defined in the Credit Agreement: (a) a maximum consolidated leverage ratio; (b) a maximum consolidated secured leverage ratio; (c) a minimum consolidated tangible net worth covenant; (d) a minimum consolidated fixed charge coverage ratio; (e) a minimum unencumbered indebtedness yield; (f) a maximum consolidated unencumbered leverage ratio; (g) a minimum consolidated unencumbered interest coverage ratio; (h) a maximum secured recourse indebtedness; and (i) a limitation on consolidated unsecured indebtedness. As of August 20, 2014, we were in compliance with all such covenants and requirements.

The Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement. In the event of default, Bank of America, N.A. has the right to terminate its obligations under the Credit Agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. Additionally, in connection with the Credit Agreement, we also entered into a Pledge Agreement on August 18, 2014, pursuant to which we pledged the capital stock of our subsidiaries which own the real property to be included in the Unencumbered Property Pool, as such terms is defined in the Credit Agreement. The pledged collateral will be released upon achieving a consolidated total asset value of at least $750,000,000.

Our aggregate borrowing capacity under the Line of Credit was $60,000,000 as of August 20, 2014. There were no borrowings outstanding and $60,000,000 remained available under the Line of Credit as of August 20, 2014.
The material terms of the Credit Agreement, Revolving Notes and Pledge Agreement are qualified in their entirety by the agreements attached as Exhibit 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On August 20, 2014, American Healthcare Investors LLC, our co-sponsor, issued a press release announcing our Line of Credit, as defined in Item 2.03 above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1 Credit Agreement dated as of August 18, 2014, among Griffin-American Healthcare REIT III Holdings, LP, Griffin-American Healthcare REIT II, Inc., and Certain Subsidiaries, the Lender Party Hereto, Bank of America, N.A., KeyBank Nation Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets

10.2 Revolving Note dated August 18, 2014, by Griffin-American Healthcare REIT III Holdings, LP in favor of Bank of America, N.A.

10.3 Revolving Note dated August 18, 2014, by Griffin-American Healthcare REIT III Holdings, LP in favor of Key Bank National Association

10.4 Pledge Agreement dated August 18, 2014, by Griffin-American Healthcare REIT III Holdings, LP and Bank of America, N.A.

99.1 American Healthcare Investors LLC Press Release, dated August 20, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

August 20, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement dated as of August 18, 2014, among Griffin-American Healthcare REIT III Holdings, LP, Griffin-American Healthcare REIT II, Inc., and Certain Subsidiaries, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2	Revolving Note dated August 18, 2014, by Griffin-American Healthcare REIT III Holdings, LP in favor of Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer
10.3	Revolving Note dated August 18, 2014, by Griffin-American Healthcare REIT III Holdings, LP in favor of Key Bank National Association
10.4	Pledge Agreement dated August 18, 2014, by Griffin-American Healthcare REIT III Holdings, LP in favor of Bank of America, N.A., as Administrative Agent
99.1	American Healthcare Investors LLC Press Release, dated August 20, 2014